Exhibit 4.6

Execution Version
FACILITY INCREASE JOINDER TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This FACILITY INCREASE JOINDER TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of October 14, 2020, is by and among XHR LP, a Delaware limited partnership (the “Borrower”), the other Loan Parties party hereto, JPMORGAN CHASE BANK, N.A. (“JPMorgan”), in its capacity as administrative agent (the “Administrative Agent”) for the Lenders, and the Lenders party hereto.
PRELIMINARY STATEMENTS:
(1) The Borrower, the Lenders, the Administrative Agent and the other financial institutions party thereto entered into that certain Amended and Restated Revolving Credit Agreement dated as of January 11, 2018, as amended by Amendment No. 1 to Amended and Restated Revolving Credit Agreement dated as of June 30, 2020, Amendment No. 2 to Amended and Restated Revolving Credit Agreement dated as of July 30, 2020 and Amendment No. 3 to Amended and Restated Revolving Credit Agreement dated as of the date hereof (the “Credit Agreement”, and as further amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Amended Credit Agreement;
(2) Pursuant to Section 2.04 of the Credit Agreement, the Borrower has requested, and JPMorgan, KeyBank National Association and Bank of America, N.A. (collectively, the “Increasing Lenders”, and, individually an “Increasing Lender”) have agreed to provide, additional Revolving Commitments that are Extended Revolving Commitments in an aggregate amount equal to $23,000,000.00 under the Credit Agreement as set forth herein; and
(3) In consideration of the premises and provisions herein contained, the Borrower, the Administrative Agent and the Lenders party hereto agrees as follows:
SECTION 1.Incremental Revolving Commitments. The Credit Agreement is, upon the occurrence of the Amendment Effective Date (as defined in Section 4 below), hereby amended as follows:
(a)    Revolving Commitments. The aggregate Revolving Commitments are hereby increased by $23,000,000.00 to $523,000,000.00. JPMorgan hereby agrees to increase its Revolving Commitment by $7,666,666.67, KeyBank National Association hereby agrees to increase its Revolving Commitment by $7,666,666.66, and Bank of America, N.A. hereby agrees to increase its Revolving Commitment by $7,666,666.66 (collectively, the “New Revolving Commitments”) to the amount set forth opposite its name on Schedule 2.01A attached to this Amendment. Such New Revolving Commitments shall constitute “Extended Revolving Commitments” under the Credit Agreement. On the Amendment Effective Date, (a) each of the Revolving Lenders shall assign to each of the Increasing Lenders, and each of the Increasing Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on the

Amendment Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by the Revolving Lenders ratably in accordance with their Revolving Commitments set forth on Schedule 2.01A attached to this Amendment, (b) each Revolving Lender shall automatically and without further act be deemed to have assigned to each of the Increasing Lenders, and each such Increasing Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the aggregate outstanding (i) participations in Letters of Credit and (ii) participations in Swingline Loans will be held by the Revolving Lenders ratably in accordance with their Revolving Commitments set forth on Schedule 2.01A attached to this Amendment, (c) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and an Extended Revolving Commitment and each loan made thereunder shall be deemed, for all purposes, a Revolving Loan and an Extended Loan and (d) each Increasing Lender shall become a Revolving Lender with respect to the New Revolving Commitment and all matters relating thereto.
(b)    Schedule 2.01A. Schedule 2.01A to the Credit Agreement is hereby deleted in its entirety and Schedule 2.01A to this Amendment is substituted in place thereof.
(c)    Request under Section 2.04 of Credit Agreement. This Amendment is the first and partial exercise by the Borrower of its rights under Section 2.04 of the Credit Agreement to request an increase of the existing Revolving Commitments, and after giving effect to this Amendment, $327,000,000.00 of the Incremental Commitments shall remain available under Section 2.04.
SECTION 2.Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants that:
(a)the execution, delivery and performance by each Loan Party of this Amendment and any Notes issued pursuant to Section 4(e) (the “New Notes”) are within each Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action. Each of this Amendment and the New Notes has been duly executed and delivered by each Loan Party party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)the entry by each Loan Party into this Amendment and the New Notes (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company, the Borrower or any of its Subsidiaries or any order judgment or decree of any Governmental Authority, in each case to the extent such violation of applicable law or regulation or such violation of the charter, by-laws or other organizational documents of a Subsidiary could reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company, the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company, the Borrower or any of its Subsidiaries, in each case to the extent that such violation or default could reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Company, the Borrower or any of its Subsidiaries (other than Liens arising under the Loan Documents);
(c)there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Company, the Borrower or any of its Subsidiaries that involve this Amendment;
(d)the representations and warranties of the Borrower set forth in Article III of the Amended Credit Agreement are and shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) on and as of the Amendment Effective Date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects) as of such earlier date); and
(e)no Default or Event of Default has occurred and is continuing, or would result from the entering into of this Amendment by any Loan Party or after giving effect to the New Revolving Commitments.
SECTION 3.Reaffirmation of Guaranty. Each of the undersigned Guarantors has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor under each of the Loan Documents to which such Guarantor is a party shall not be impaired and each of the Loan Documents to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.
The Company hereby acknowledges and agrees that the “Guarantied Obligations” under, and as defined in, the Amended and Restated Parent Guaranty dated as of January 11, 2018, by the Company in favor of the Administrative Agent (the “Parent Guaranty”) will include all Obligations under, and as defined in, the Amended Credit Agreement.
Each of the undersigned Subsidiary Guarantors hereby acknowledges and agrees that the “Guarantied Obligations” under, and as defined in, the Amended and Restated Subsidiary Guaranty dated as of January 11, 2018, as supplemented by the Joinders thereto, by the Subsidiary Guarantors in favor of the Administrative Agent (the “Subsidiary Guaranty”, and

together with the Parent Guaranty, the “Guaranties”) will include all Obligations under, and as defined in, the Amended Credit Agreement.
SECTION 4.Conditions of Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which, and only if, each of the following conditions precedent shall have been satisfied (or waived by the Increasing Lenders):
(a)The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, counterparts of this Amendment executed by each of the Loan Parties, each of the Increasing Lenders and the Administrative Agent.
(b)The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of Latham & Watkins LLP, counsel for the Borrower and the other Loan Parties and Venable LLP, special Maryland counsel to the Company, in each case, in form and substance reasonably acceptable to the Administrative Agent and covering such other matters relating to the Loan Parties and this Amendment as the Increasing Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.
(c)The Administrative Agent shall have received a certificate of a Secretary or an Assistant Secretary of the Company certifying (i) as to the resolutions authorizing the transactions contemplated by this Amendment and (ii) as to the incumbency of officers authorized to execute this Amendment and any New Notes.
(d)(i) The fees separately agreed by the Administrative Agent and the Borrower, and (ii) to the extent invoiced to the Borrower at least one (1) Business Day prior to the Amendment Effective Date, all of the reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of one firm of counsel for the Administrative Agent) due and payable on the Amendment Effective Date shall have been paid in full.
(e)The Borrower shall have executed and delivered to the Administrative Agent a replacement Note in favor of each Increasing Lender that has requested a replacement Note in the amount of its Revolving Commitment set forth on Schedule 2.01A attached hereto.
(f)The Amendment No. 3 Effective Date shall have occurred.
SECTION 5.Reference to and Effect on the Credit Agreement, the Notes and the other Loan Documents. (a) This Amendment is a Loan Document. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
(c)    This Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, which shall remain in full force and effect, except to any extent modified by this Amendment. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties from the Loan Documents, as modified by this Amendment.
SECTION 6.Ratification. Except as modified by this Amendment and the transactions contemplated hereby, the Credit Agreement and each of the other Loan Documents (including the Collateral Documents) are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents.
SECTION 7.Costs and Expenses. The Borrower agrees to pay, promptly after receipt of a demand therefore, all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of one firm of counsel for the Administrative Agent) in accordance with the terms of Section 9.03 of the Credit Agreement.
SECTION 8.Execution in Counterparts. This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

SECTION 9.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
[Balance of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
XHR LP

By:    XHR GP, Inc.,
its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Facility Increase Joinder to XHR Revolving Credit Agreement]
DB3/ 203513007.5

Execution Version
PARENT GUARANTOR:

XENIA HOTELS & RESORTS, INC.,
as a Guarantor

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

Execution Version
SUBSIDIARY GUARANTORS:

IA LODGING KEY WEST, L.L.C.
IA LODGING SALT LAKE CITY, L.L.C.
IA LODGING ALEXANDRIA KING, L.L.C.
IA LODGING NAPA SOLANO, L.L.C.
IA LODGING SAN DIEGO, L.L.C.
IA LODGING SAVANNAH BARNARD, L.L.C.
IA LODGING CHICAGO WABASH, L.L.C.
XHR BOSTON COMMONWEALTH LLC
XHR PORTLAND LLC
XHR SANTA BARBARA LLC
XHR ORLANDO CYPRESS LLC
XHR PHOENIX PALMS LLC
XHR SCOTTSDALE RANCH LLC
XHR CARLSBAD LLC
XHR PITTSBURGH MARKET LLC
IA LODGING CELEBRATION, L.L.C.
IA LODGING SAVANNAH, L.L.C.
XHR CHARLESTON MEETING LLC
XHR MOUNTAIN BROOK LLC
IA LODGING SANTA CLARA, L.L.C.
IA LODGING NEW ORLEANS, L.L.C.
IA LODGING CHARLESTON LEE, L.L.C.
XHR DENVER CURTIS LLC
XHR ATLANTA PEACHTREE LLC
IA LODGING DENVER CHAMPA, L.L.C.
XHR PORTLAND OCC LLC, each as a Guarantor

By:    XHR LP, the sole member of each of the foregoing limited liability companies

By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

IA LODGING DALLAS AKARD GP, L.L.C.
IA LODGING DALLAS AKARD LP, L.L.C.
IA LODGING AUSTIN ARBORETUM GP, L.L.C.
IA LODGING AUSTIN ARBORETUM LP, L.L.C.
IA LODGING WOODLANDS GP, L.L.C.
IA LODGING WOODLANDS LP, L.L.C.
IA LODGING HOUSTON GALLERIA GP, L.L.C.
IA LODGING HOUSTON GALLERIA LP, L.L.C.
IA LODGING HOUSTON OAKS GP, L.L.C.
IA LODGING HOUSTON OAKS LP, L.L.C., each as a Guarantor

By:    XHR LP, the sole member of each of the foregoing limited liability companies

By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Facility Increase Joinder to XHR Revolving Credit Agreement]
DB3/ 203513007.5

IA LODGING AUSTIN ARBORETUM LP, as a Guarantor

By:    IA Lodging Austin Arboretum GP, L.L.C., its general partner
By:    XHR LP, its sole member
By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

IA LODGING WOODLANDS LP, as a Guarantor

By:    IA Lodging Woodlands GP, L.L.C., its general partner
By:    XHR LP, its sole member
By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

IA LODGING DALLAS AKARD LP, as a Guarantor

By:    IA Lodging Dallas Akard GP, L.L.C., its general partner
By:    XHR LP, its sole member
By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Facility Increase Joinder to XHR Revolving Credit Agreement]
DB3/ 203513007.5

IA LODGING HOUSTON GALLERIA LP, as a Guarantor

By:    IA Lodging Houston Galleria GP, L.L.C., its general partner
By:    XHR LP, its sole member
By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

IA LODGING HOUSTON OAKS LP, as a Guarantor

By:    IA Lodging Houston Oaks GP, L.L.C., its general partner
By:    XHR LP, its sole member
By:    XHR GP, Inc., its general partner

By: /s/ Taylor C. Kessel
    Name: Taylor C. Kessel
Title: Senior Vice President, General Counsel and Secretary

[Signature Page – Facility Increase Joinder to XHR Revolving Credit Agreement]
DB3/ 203513007.5

ADMINISTRATIVE AGENT AND LENDERS:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as an Increasing Lender

By: /s/ Christian Lunt
Name: Christian Lunt
Title: Executive Director

KEYBANK NATIONAL ASSOCIATION, as an Increasing Lender

By: /s/ Thomas Z. Schmitt
    Name: Thomas Z. Schmitt
    Title: Vice President

BANK OF AMERICA, N.A., as an Increasing Lender

By: /s/ Jack Redhead
    Name: Jack Redhead
    Title: Senior Vice President

[Signature Page – Facility Increase Joinder to XHR Revolving Credit Agreement]
DB3/ 203513007.5

Schedule 2.01A

LENDERS; COMMITMENTS

Non-Extended Revolving Commitments

Non-Extending Lender Name	Non-Extended Revolving Commitment
U.S. Bank National Association	$43,000,000.00
TD Bank, N.A.	$30,000,000.00

TOTAL:	$73,000,000.00

Extended Revolving Commitments

Extending Lender Name	Extended Revolving Commitment
JPMorgan Chase Bank, N.A.	$65,666,666.67
Wells Fargo Bank, National Association	$58,000,000.00
KeyBank National Association	$65,666,666.66
Citibank, N.A.	$43,000,000.00
Bank of America, N.A.	$37,666,666.66
BMO Harris Bank, N.A.	$30,000,000.00
Credit Agricole Corporate and Investment Bank	$30,000,000.00
Fifth Third Bank, an Ohio banking corporation	$30,000,000.00
PNC Bank, National Association	$30,000,000.00
Regions Bank	$30,000,000.00
Goldman Sachs Bank USA	$10,000,000.00
Morgan Stanley Bank, N.A.	$10,000,000.00
Raymond James Bank, N.A.	$10,000,000.00

TOTAL:	$450,000,000.00